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                                                                      EXHIBIT 21


               Standard Management Corporation and its Subsidiaries


                               Organization Chart


                                                            PERCENTAGE           STATE OR
                                                                OF              COUNTRY IN
         NAME OF SUBSIDIARY                                OUTSTANDING             WHICH
Health Services:
    U.S. Health Services Corporation.......................    100%               Delaware
    HomeMed Channel, Inc. .................................    100%               Indiana
    PCA, LLC...............................................    100%               Indiana
    HomeDoc Corporation....................................    100%               Indiana
    Apothecary Solutions Corporation.......................    100%               Indiana

Financial Services:
    Standard Life Insurance Company of Indiana.............    100%               Indiana
    Dixie National Life Insurance company..................   99.5%               Indiana


Other Services:
    Standard Administrative Services, Inc. ................    100%               Indiana
    Savers Marketing Corporation...........................    100%            North Carolina
    Standard Marketing Corporation.........................    100%               Indiana
    Standard Management Financial Corporation..............    100%               Delaware
    Premier Life (Bermuda) Limited.........................    100%               Bermuda